UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 22, 2005
                        (Date of earliest event reported)


                          NATHANIEL ENERGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


----------------------------- -------------------- -----------------------------
          Delaware                 000-27783               84-1572525
----------------------------- -------------------- -----------------------------
(State or Other Jurisdiction   Commission File No.  IRS Employer Identification
Incorporation)                                      Number
----------------------------- -------------------- -----------------------------

               8001 S. InterPort Blvd., Englewood, Colorado 80112
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 690-8300


        ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.


     Effective February 22, 2005 Nathaniel Energy, Ecoidea S.R.L., Electronic Solar S.R.L., European Waste Solutions, Ltd. and L&R Energy Company, LLC entered into an amendment to the January 12, 2005 agreement relating to the supply of two 1800 BMP Thermal Combustors(TM) for a refuse derived fuel project in Cologna Veneta, Italy. Under the amendment, among other things:

          o The outside date for completion and testing of the first Thermal Combustor(TM) was extended from January 31, 2005 to June 30, 2005, which will be further extended if conditions to Nathaniel's performance are not fulfilled by the other parties to the contract.

          o The outside date for completion and testing of the second Thermal Combustor(TM) was extended from February 28, 2005 to June 30, 2005, which will be further extended if conditions to Nathaniel's performance are not fulfilled by the other parties to the contract.

          o Upon the signing of the amendment, Nathaniel was paid $50,000. Nathaniel will be paid an additional $250,000 on March 15, 2005. Both these payments are advances on the contract price.

          o The provisions in the contract relating to remedies if the steam output is more than 15% lower than the guaranteed output were revised. The amendment provides that if the steam output is more than 15% lower than the guaranteed output, the purchase price will be reduced in increments of $14,510 for each one percent deficiency below the 15% deficiency threshold. These reductions are in addition to other purchase price reductions under the contract if the steam output is up to 15% lower than the guaranteed output.

          o Nathaniel will be paid $40,000 per month to provide technical assistance for the final start up of the Thermal Combustors(TM).

          o The remaining terms of the January 12, 2005 agreement continue in effect.

          o Nathaniel Energy will be allowed access to the power plant to observe the Thermal Combustors(TM) and for marketing and research purposes.

     We cannot assure that the other parties to the contract will perform their obligations relating to the contract. If they do not, we may be precluded from performing our obligations on a timely basis, or at all. There are also risks that we may be unable to perform our responsibilities under the contract on a timely basis or at all, which would subject us possible claims for breach of contract and resulting damages. Finally, we cannot assure that the Thermal Combustors(TM) will operate at levels to be successfully tested, which could result in a reduction of the purchase price and subject us to damages under the contract.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NATHANIEL ENERGY CORPORATION


Dated:  March 7, 2005                 By: /s/ George A. Cretecos
                                          --------------------------------------
                                          George A. Cretecos
                                          Chief Operating Officer